                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

Exact (Date of earliest event reported)      April 17, 2002
                                        ---------------------------------------


                             VINTAGE PETROLEUM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                  1-10578                    73-1182669
   ---------------------------------------------------------------------------
    (State or other          (Commission File               (IRS Employer
     jurisdiction of              Number)                 Identification No.)
     incorporation)


          110 West Seventh Street, Tulsa, Oklahoma         74119
          --------------------------------------------------------
          (Address of principal executive offices)      (Zip Code)


        Registrant's telephone number, including area code (918) 592-0101
                                                           --------------



                                 Not applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5.  Other Events.
         ------------

          (a) The following pro forma financial information is being filed herewith:

               VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

                 Pro Forma Combined Statement of Operations for the year ended December 31, 2001 (Unaudited)

                 Notes to Pro Forma Combined Statement of Operations (Unaudited)

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VINTAGE PETROLEUM, INC.



                                      By:  /s/ Michael F. Meimerstorf
                                           ------------------------------------
                                           Michael F. Meimerstorf
                                           Vice President and Controller


Date: April 17, 2002

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                    VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 2001
                  (US$, in thousands, except per share amounts)
                                   (Unaudited)


                                                                    Historical
                                                             -------------------------                     Company
                                                               Company                   Pro Forma        Pro Forma
                                                             Consolidated   Genesis     Adjustments        Combined
                                                             ------------ ------------  ------------     ------------
                                                               (Note 1)     (Note 2)      (Note 3)

Revenues:
  Oil and gas sales......................................... $    731,386 $     58,785  $          -     $    790,171
  Gas marketing.............................................      130,209            -             -          130,209
  Oil and gas gathering.....................................       17,032            -             -           17,032
  Gain on disposition of assets.............................       26,871            -             -           26,871
  Other income..............................................        3,743            5             -            3,748
                                                             ------------ ------------  ------------     ------------
                                                                  909,241       58,790             -          968,031
                                                             ------------ ------------  ------------     ------------

Costs and expenses:
  Lease operating, including production taxes...............      213,551       15,143             -          228,694
  Exploration costs.........................................       22,073            -         4,484 (a)       26,557
  Gas marketing.............................................      126,373            -             -          126,373
  Oil and gas gathering.....................................       17,759            -             -           17,759
  General and administrative................................       50,844       27,687       (25,206)(b)       53,325
  Depreciation, depletion and amortization..................      168,944       10,277         8,173 (c)      187,394
  Impairment of oil and gas properties......................       29,050            -             -           29,050
  Amortization of goodwill..................................       11,940            -         5,395 (d)       17,335
  Interest..................................................       64,728        2,042        13,231 (e)       80,001
                                                             ------------ ------------  ------------     ------------
                                                                  705,262       55,149         6,077          766,488
                                                             ------------ ------------  ------------     ------------

    Income (loss) before income taxes.......................      203,979        3,641        (6,077)         201,543

Provision (benefit) for income taxes........................       70,472          245          (291)(f)       70,426
                                                             ------------ ------------  ------------     ------------

Net income (loss)........................................... $    133,507 $      3,396  $     (5,786)    $    131,117
                                                             ============ ============  ============     ============

Earnings per share - basic.................................. $       2.12                                $       2.08
                                                             ============                                ============
Earnings per share - diluted................................ $       2.09                                $       2.05
                                                             ============                                ============

Weighted average common

  shares outstanding - basic................................       63,023                                      63,023
                                                             ============                                ============

Weighted average common

  shares outstanding - diluted..............................       64,027                                      64,027
                                                             ============                                ============

              See notes to pro forma combined financial statements.

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                                       -4-

                    VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

               NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                   (Unaudited)

(1)  Basis of Presentation

     The pro forma combined statement of operations for the year ended December 31, 2001, has been prepared assuming the Company consummated the acquisition of Genesis (as defined below) on January 1, 2001, with funds provided by advances under the Company's revolving credit facility and available cash on hand.

     The Historical Company Consolidated results of operations for the year ended December 31, 2001, are derived from the Company's 2001 audited consolidated financial statements and include eight months of operating results for Genesis under purchase accounting.

     The Company reports foreign currency transactions and financial statement translations in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translations. Genesis' functional currency is the Canadian dollar. The Genesis Historical statement of earnings was translated into U.S. dollars in the accompanying pro forma combined statement of operations using the average conversion rate of 1.5355 for the four months ended April 30, 2001. Certain Genesis Historical amounts have been reclassified to conform with the Company's U.S. reporting format. These reclassifications have no impact on net income.

     The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The pro forma combined statement of operations does not purport to represent what the Company's results of operations actually would have been had such transaction in fact occurred on the date indicated or to project the Company's financial position or results of operations for any future date or period. This pro forma combined statement of operations and the notes thereto should be read in conjunction with the Company's 2001 audited consolidated financial statements and the notes thereto included in the Company's Form 10-K filed with the Securities and Exchange Commission on March 20, 2002.

(2)  Acquisition of Genesis Exploration Ltd.

     On May 2, 2001, the Company, through a wholly-owned subsidiary, acquired 100 percent of the outstanding common stock of Genesis Exploration Ltd. ("Genesis") for approximately C$944 million (approximately US$617 million based on the exchange rate at closing of US$1/C$1.5310) in cash and assumption of net liabilities. The funds used for this acquisition were obtained through advances under the Company's revolving credit facility and available cash on hand. The Historical Genesis results of operations for the four months ended April 30, 2001, are based on its unaudited consolidated statement of earnings and retained earnings applying U.S. generally accepted accounting principles under the full cost method of accounting.

                    VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

                                   (Unaudited)

(3)  Pro Forma Adjustments

     The following describe the adjustments made to reflect the foregoing transaction as of the date indicated above:

(a) The pro forma exploration expense has been adjusted to reflect exploration seismic, lease expirations, delay rental and dry hole costs capitalized in Genesis' historical results utilizing the full cost method of accounting. As the Company reports results utilizing the successful efforts method of accounting, these costs are expensed through the pro forma adjustment.

(b) The pro forma general and administrative expense has been increased by $422,000 to expense operating overhead charges capitalized by Genesis as part of operated capital projects under full cost accounting which are required to be expensed under the successful efforts accounting method used by the Company. The pro forma general and administrative expense has been decreased by $25,628,000 to remove the one-time cost of payments made to
     (i) Genesis employees for early termination of an incentive compensation plan and (ii) Genesis advisors for services related to the sale of the company.

(c) The pro forma depreciation, depletion and amortization expense has been adjusted by computing the Company's pro forma cost of proved oil and gas properties subject to amortization and estimated future abandonment costs, pro forma production and pro forma proved reserves, giving effect to the purchase of Genesis and comparing such computation with the historical amount (which was calculated using the full cost method of accounting). The Company's pro forma depreciation, depletion and amortization per equivalent barrel of oil is $5.00 for the year ended December 31, 2001.

(d) The pro forma amortization of goodwill expense has been adjusted for the amortization of goodwill associated with the acquisition of Genesis. The goodwill is amortized on a units of production basis over the life of the total proved reserves acquired in the Genesis acquisition using pro forma production.

(e) The pro forma interest expense has been adjusted to reflect the additional interest expense resulting from the assumed purchase of Genesis as of January 1, 2001, with funds provided by advances under the Company's revolving credit facility with an average interest rate of 5.95 percent for the year ended December 31, 2001. A 0.125 percent change in interest rates would have an impact of approximately $598,000 on interest expense in the year ended December 31, 2001.

(f) The pro forma income tax expense has been adjusted to give tax effect to pro forma adjustments to exploration expense, depreciation, depletion and amortization and interest expense. Goodwill expense has not been tax effected. The Genesis historical statutory tax rate of 42.62 percent for 2001 was used for this adjustment.

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